UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 15, 2007
Date of Report (Date of earliest event reported)
Matria Healthcare, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-20619	20-2091331

(Commission File Number)	(IRS Employer Identification No.)

1850 Parkway Place, Marietta, GA	30067

(Address of Principal Executive Offices)	(Zip Code)
770-767-4500
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Discretionary Bonuses
     At a meeting held on February 15, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Matria Healthcare, Inc. (the “Company”) approved the payment of discretionary cash bonuses to certain employees of the Company, including certain of the Company’s named executive officers.
     In February 2006, the Committee had approved the 2006 Management Incentive Plan (the “2006 Plan”) in which all of the Company’s named executive officers were participants. The 2006 Plan provided for the payment of cash bonuses to participants, expressed as a percentage of the participant’s salary, based upon the achievement of certain financial performance measures and, except in the case of the Chief Executive Officer, Chief Operating Officer and division presidents, based upon the achievement of individual objectives. The financial performance measures utilized in the 2006 Plan were earnings per share and net revenue. Although both the financial and individual performance components contributed to the total amount to be awarded under the 2006 Plan, if the Company failed to achieve at least 85% of the earnings per share target, participants were not eligible to earn any bonuses under the plan. The earnings per share target used for measuring performance under the 2006 Plan was based on the earnings guidance issued by the Company in January 2006. However, in June 2006, the Company revised its earnings per share guidance downward without a corresponding adjustment to the earnings per share target under the 2006 Plan. Accordingly, the earnings per share target under the 2006 Plan was not achieved and none of the participants were entitled to receive any bonus payments under the plan.
     In its February 15, 2007 meeting, the Committee considered reasons for the downward adjustment in the Company’s earnings per share guidance and the Company’s notable achievements during 2006, including the integration of the CorSolutions acquisition and the completion of the divestitures of Facet Technologies and the Company’s German operations. Based on those considerations and the strong recommendation of the Company’s Chief Executive Officer (as to officers other than himself), the Committee determined that it was appropriate to award discretionary cash bonuses to employees who participated in the 2006 Plan in amounts equal to the amounts that would have been earned under the individual performance component of the 2006 Plan. The discretionary cash bonuses that were approved for the Company’s named executive officers whose 2006 compensation will be discussed in the Company’s 2007 proxy statement were as follows: Jeffrey L. Hinton, Senior Vice President and Chief Financial Officer, $27,843.75, Roberta L. McCaw, Senior Vice President, General Counsel and Corporate Secretary, $31,200, and Yvonne V. Scoggins, Senior Vice President and Corporate Finance, $31,200.
     The Company’s Chief Executive Officer, Chief Operating Officer and division presidents were not eligible for the individual performance component of the 2006 Plan. In recognition of the significant contribution those individuals made to the Company during 2006, the Committee approved discretionary bonuses totaling $260,000 to be paid among the Chief Executive Officer, the Chief Operating Officer and the division presidents. Of this amount, Parker H. Petit, Chief Executive Officer, received a discretionary bonus of $115,000 (approved on February 22, 2007) and Dr. Richard M. Hassett, Chief Operating Officer, received a discretionary bonus of $75,000.

     The foregoing description of the 2006 Plan is not complete and is qualified in its entirety by reference to the full text of the 2006 Plan, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.
2007 Management Incentive Plan
     On February 22, 2007, the Committee adopted the 2007 Management Incentive Plan (the “2007 Plan”), in which all of the Company’s named executive officers will participate. The 2007 Plan is substantially similar to the 2006 Plan and will contain both a financial and individual performance component; however, unlike the 2006 Plan, the financial performance targets will be based upon the Company’s operating earnings from continuing operations and a client retention measure as opposed to earnings per share and net revenue. In addition, unlike the 2006 Plan, the Company’s Chief Executive Officer and Chief Operating Officer will have an individual incentive component equal to 20% of their respective base bonus amounts. The individual incentive component for the other named executive officers will be 30% of their respective base bonus amounts. The portion of the bonus attributable to the financial component of the 2007 Plan will only be paid out of earnings (after deductions for bonuses under the Plan) in excess of 100% of the target for operating earnings from continued operations. The portion of the bonus attributable to the individual performance component of the 2007 Plan will only be paid out of 85% of the earnings target is achieved.
Restricted Stock Grants
     Previously, restricted stock grants made under the Company’s various stock incentive plans would vest one-third each year if the Company achieved a specified amount of earnings per share in year one, and 15% growth in earnings per share from that amount in years two and three. Restricted stock grants made in the future under the Company’s various stock incentive plans will use operating earnings from continuing operations rather than earnings per share to measure the performance of executive officers. Further, the Committee believes that a portion of the restricted stock grants should be time-based rather than solely performance-based; therefore, two-thirds of the amount of the restricted stock grants will be performance based and one-third will be time-based. The performance-based stock grants will vest one-third each year based upon 15% growth in operating earnings and the retention-based stock grants will vest one-third each year on the anniversary date of the grant.
     At the February 22, 2007 meeting the Committee approved restricted stock grants under the Company’s various stock incentive plans with the amended terms described above. The following named executive officers whose 2006 compensation will be discussed in the Company’s 2007 proxy statement received stock grants: Parker H. Petit, Chief Executive Officer, 87,500 shares, Richard M. Hassett, M.D., President and Chief Operating Officer, 15,000 shares, Jeffrey L. Hinton, Senior Vice President and Chief Executive Officer, 12,500 shares, Roberta L. McCaw, Senior Vice President, General Counsel and Corporate Secretary, 6,000 shares, and Yvonne V. Scoggins, Senior Vice President and Corporate Finance, 6,000 shares.

Item 9.01. Financial Statements and Exhibits
(d)     Exhibits
         The following exhibit is furnished herewith:
         10.1     2006 Management Incentive Plan

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matria Healthcare, Inc.

	By:	/s/ Parker H. Petit

Parker H. Petit Chairman and Chief Executive Officer

Dated: February 22, 2007

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits

10.1	2006 Management Incentive Plan